UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2020 (February 25, 2020)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LOAN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 25, 2020, Manhattan Bridge Capital, Inc. (the “Company”) entered into Amendment No. 3 to the Amended and Restated Credit and Security Agreement (the “Amendment”) among the Company, Webster Business Credit Corporation (the “Bank”), Flushing Bank (“Flushing”) and Mizrahi Tefahot Bank Ltd. (“Mizrahi” and together with the Bank and Flushing, the “Lenders”) and Assaf Ran, as guarantor. In conjunction with the execution of the Amendment, the Company also entered into an Amended and Restated Revolving Credit Note in the principal aggregate amount of $7.5 million with Mizrahi (the “Note”) and Amendment No. 3 Fee Letter (the “Fee Letter”) with the Bank, each dated February 25, 2020.

Pursuant to the terms of the Amendment, the Company’s existing line of credit with the Lenders (the “Credit Line”) was increased by $7.5 million to $32.5 million in the aggregate. In addition, the term of the Credit Line was extended to February 28, 2023. The Amendment provides that the Company may issue up to $20 million in bonds through its subsidiary, of which not more than $10 million of such notes may be secured by mortgage notes receivable, and provided that the terms and conditions of such bonds are approved by the Bank, subject to its reasonable discretion.

Item 8.01. Other Events.

On December 31, 2019, the Company entered into Amendment No. 2 to the Amended and Restated Credit and Security Agreement with the Bank and Flushing to amend the Company’s required fixed charge coverage ratio to require an amount not less than (i) 1.25 to 1 prior to the payment of any dividend and (ii) 1.0 to 1 on a pro forma basis after giving effect to (x) any dividends and (y) an addback to EBITDA (as defined in the Credit Agreement) of distributions in an amount not to exceed $300,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: February 26, 2020	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer